UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Revvity, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 4th Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	RVTY	The New York Stock Exchange
1.875% Notes due 2026	RVTY26	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Organization or Bylaws; Change in Fiscal Year

At the annual meeting of shareholders of Revvity, Inc. (the “Company”) held on April 28, 2026, the shareholders voted on and approved a proposal to amend the Company’s Amended and Restated By-laws (prior to such amendment and restatement, the “Prior By-laws”) to allow shareholders owning 25% of the Company’s stock to call a special meeting of shareholders (as amended and restated, the “Amended and Restated By-laws”) effective as of April 28, 2026. A copy of the Amended and Restated By-laws, in redline form to show the amendments made by the Company to the Prior By-laws, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on April 28, 2026, the shareholders voted on the following proposals:

•	a proposal to elect the ten nominees for director named below for terms of one year each;

•	a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year;

•	a proposal to approve, by non-binding advisory vote, the Company’s executive compensation;

•	a proposal to amend the Company’s Amended and Restated By-laws to allow shareholders owning 25% of the Company’s common stock to call a special meeting of shareholders; and

•	a shareholder proposal regarding executive stock ownership.

The shareholders elected each of the nominees to serve as a director for a term of one year. The final number of votes cast for or against or abstaining and the number of broker non-votes for each nominee are listed below. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the proposal to approve, by non-binding advisory vote, the Company’s executive compensation, and the proposal to amend the Company’s Amended and Restated By-laws to allow shareholders owning 25% of the Company’s common stock to call a special meeting of shareholders, which required that a majority of the shares of the Company’s common stock outstanding on the record date and entitled to vote be voted in favor of the proposal, were also approved. The final number of votes cast for or against or abstaining from voting on those three proposals and the number of broker non-votes on the executive compensation proposal and the special shareholder meeting proposal are listed below. The shareholder proposal regarding executive stock ownership was not approved. The final number of votes cast for or against or abstaining from voting and the number of broker non-votes on that proposal are listed below.

Proposal #1 – To elect the following nominees as our directors for terms of one year each:

Name	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Peter Barrett, PhD	93,823,710	5,674,907	102,944	4,512,033
Samuel R. Chapin	98,274,034	1,217,291	110,236	4,512,033
Michael A. Klobuchar	95,054,936	4,512,726	33,899	4,512,033
Michelle McMurray-Heath, MD, PhD	99,095,486	474,287	31,788	4,512,033
Alexis P. Michas	95,577,856	3,985,098	38,607	4,512,033
Prahlad R. Singh, PhD	96,063,825	3,501,311	36,425	4,512,033
Sophie V. Vandebroek, PhD	95,054,306	4,517,332	29,923	4,512,033
Michael Vounatsos	97,942,266	1,628,346	30,949	4,512,033
Frank Witney, PhD	90,741,896	8,834,876	24,789	4,512,033
Pascale Witz	92,501,938	7,058,082	41,541	4,512,033

Proposal #2 – To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
102,992,151	1,036,994	84,449	0

Proposal #3 – To approve, by non-binding advisory vote, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
94,377,138	3,770,364	1,454,059	4,512,033

Proposal #4 – To amend the Company’s Amended and Restated By-laws to allow shareholders owning 25% of the Company’s common stock to call a special meeting of shareholders.

For	Against	Abstain	Broker Non-Votes
99,086,661	440,300	74,600	4,512,033

Proposal #5- Shareholder proposal regarding executive stock ownership.

For	Against	Abstain	Broker Non-Votes
22,974,850	76,502,157	124,554	4,512,033

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws, redlined for amendments effective as of April 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVVITY, INC.

Date: May 1, 2026	By:	/s/ John L. Healy
John L. Healy
Vice President and Assistant Secretary